ET&T LICENSING AGREEMENT

This Agreement states that Electronic Transactions &
Technologies ("ET&T") does hereby license the following ET&T products to Betting, Inc., a Missouri corporation, for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

Each ET&T product is exclusively licensed to Betting, Inc. on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each.

The duration of the exclusive license is 20 years.

              Electronic Transactions & Technologies


Dated: March 27, 1998    By:_/s/  Thomas S. Hughes__
				Thomas S, Hughes, Chairman & CEO


                                       Betting, Inc.


Dated: March 27, 1998     By:_/s/_Thomas S. Hughes__
                    Thomas S. Hughes, Chairman & CEO